UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2020 (December 21, 2020)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 16th Street, Suite 316, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market
Warrants to purchase one share of Class A common stock	SFTTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Amendment

On December 24, 2020, Shift Technologies, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of March 19, 2019 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s warrants to exchange their warrants for shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) at an exchange ratio of 0.225 shares of Class A common stock and $0.90 in cash, without interest (the “Conversion Consideration”), for each warrant tendered. The Company has the right to require the exchange of not less than all of the warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company. The Company will exchange all outstanding warrants on January 8, 2021.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with the warrant exchange described in Item 3.02 of this Current Report on Form 8-K, the Company entered into Warrant Exchange Agreements (the “Warrant Exchange Agreements”) with each of Insurance Acquisition Sponsor, LLC and Cantor Fitzgerald & Co. (collectively, the “Placement Warrant Holders”) whereby the Placement Warrant Holders agreed to exchange the 212,500 private placement warrants held by the Placement Warrant Holders for an aggregate of 53,125 shares of Class A common stock and $212,500 in cash.

Loan and Security Agreement

On December 21, 2020, Shift Platform, Inc. and Shift Operations LLC entered into an amendment to the Loan and Security Agreement, dated October 11, 2018, by and among U.S. Bank National Association, Shift Platform, Inc. (f/k/a Shift Technologies, Inc.), and Shift Operations LLC. The amendment extends the term of the loan agreement to October 11, 2021 and increases the revolving commitment amount to $50 million, among other changes. The Company uses the facility to finance the purchase of inventory. The Company's obligations under the facility are backed by a security interest in the assets of Shift Platform, Inc. and Shift Operations LLC and by a guarantee provided by Lithia Motors, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

On December 24, 2020, the Company announced the final results of its offer to exchange (“Offer”) 0.25 shares of Class A common stock and $1.00 in cash, without interest, for each outstanding publicly traded warrant to purchase the Class A common stock of the Company, formerly known as Insurance Acquisition Corp. (“IAC”), in connection with the initial public offering of IAC’s securities on March 22, 2019, which entitle such warrant holders to purchase one share of Class A common stock at an exercise price of $11.50, subject to adjustments (the “Public Warrants”), upon the terms and subject to the conditions set forth in the Company’s Tender Offer Statement on Schedule TO originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 5, 2020, as amended and supplemented by Amendment No. 1 filed by the Company with the SEC on November 9, 2020, Amendment No. 2 filed by the Company with SEC on November 18, 2020, Amendment No. 3 filed by the Company with SEC on November 27, 2020, and Amendment No. 4 filed by the Company with the SEC on December 28, 2020, and the related Letter of Transmittal and Consent. The Offer to Exchange expired at midnight, Eastern Time, on December 23, 2020. On December 28, 2020, the Company issued an aggregate of 1,745,078 shares of Class A common stock and $6,980,262 in cash in exchange for the Public Warrants validly tendered and accepted for exchange in accordance with the Offer.

In accordance with the terms of the Warrant Agreement, as amended by the Warrant Amendment, the Company will exchange all outstanding warrants on January 8, 2021 (the “Redemption”).

Pursuant to the terms of the Warrant Exchange Agreements, on December 28, 2020, the Company issued an aggregate of 53,125 shares of Class A common stock and $212,500 in cash (at the same exchange ratio offered to the Public Warrant holders in the Offer) to the Placement Warrant Holders in exchange for an aggregate of 212,500 Placement Warrants (the “Private Exchange”).

In connection with the Offer and the Private Exchange, the Company issued an aggregate of 1,798,203 shares of Class A common stock, representing approximately 2.1% of the shares of Class A Common Stock outstanding after such issuances. Assuming that no holders of untendered Public Warrants exercise prior to 5:00 p.m., Eastern Time, on January 8, 2021, the Company expects to issue approximately 124,253 additional shares of Class A common stock and distribute approximately $497,009 in cash in connection with the Redemption on January 8, 2021.

The issuance of shares of Class A common stock to the holders of Public Warrants in exchange for their Public Warrants and to the Placement Warrant Holders in exchange for the Placement Warrants were made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder, on the basis that the Offer and the Private Exchange constituted an exchange with existing holders of the Company’s securities and no commissions or other remuneration was paid or given, directly or indirectly, to any party for soliciting such exchanges.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Offer, the Company solicited consents (the “Consent Solicitation”) from holders of the Public Warrants to approve the Warrant Amendment. The execution and delivery of the Letter of Transmittal and Consent in connection with the exchange of the Public Warrants in connection with the Offer constituted the Public Warrant holder’s consent to the Warrant Amendment.

The Offer and Consent Solicitation expired at midnight Eastern Time on December 23, 2020. A total of 6,980,262 Public Warrants, or approximately 92.7% of the 7,532,494 outstanding Public Warrants, were validly tendered and not withdrawn in the Offer, including 3,958 Public Warrants that were tendered through a notice of guaranteed delivery. Because consents were received from holders of more than 65% of the Public Warrants, the Warrant Amendment was approved. The Company will exchange all remaining untendered Public Warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended.

Item 8.01 Other Events.

On December 24, 2020, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation. The Company also announced that it intends to exchange all remaining outstanding warrants for the Conversion Consideration in accordance with the terms of the Warrant Agreement, as amended by the Warrant Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Warrant Agreement dated December 24, 2020, by and between Shift Technologies, Inc. and Continental Stock Transfer & Trust Company.
99.1	Press Release dated December 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: December 28, 2020	/s/ George Arison
	Name:	George Arison
	Title:	Co-Chief Executive Officer and Chairman

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